Exhibit 99.1

News Release
For Immediate Release: June 11, 2014
H&R Block Announces Fiscal 2014 Results

▪	Total revenues increased $118 million, or 4%, to $3.024 billion [1]

▪	EBITDA increased 8% to $940 million, or 31% of revenues [2]

▪	Non-GAAP adjusted earnings per share[3] from continuing operations up 5% to $1.67

KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB), the world's largest consumer tax services provider, today announced its financial results for the fiscal year ended April 30, 2014. Revenues increased 4.1 percent, to $3.024 billion, driven by improved return mix and changes to the company's pricing strategy in its retail locations, digital tax software product enhancements and monetization efforts, and increased Tax Plus financial services product revenues. Returns prepared by and through H&R Block declined 2.6% to 24.2 million worldwide, primarily due to the company's decision to discontinue its U.S.-based free federal 1040EZ promotion in virtually all markets. Earnings per share from continuing operations increased to $1.81. On an adjusted non-GAAP basis, earnings per share from continuing operations increased 5.0 percent to $1.67.

The company's increase in revenues in fiscal 2014 was consistent with its recently outlined strategy to grow revenues through a balance of improved return mix and increased product attachments. This included the discontinuation of the company's free federal 1040EZ promotion in virtually all markets, the exit from unprofitable retail partnerships, and enhancements to its online digital tax software offering focused on improving monetization and conversion. Additionally, the company achieved EBITDA margin expansion, while continuing to invest in initiatives that contributed to improved client satisfaction and helped maintain retention levels for clients filing forms other than the 1040EZ.

The company also served a greater proportion of its clients with its Tax Plus financial services products and increased year-round usage of its best-in-class general purpose reloadable debit card, the award winning Emerald Prepaid MasterCard®. Revenue per card increased 13 percent, driven by an increase in reloader rates and average deposits per card. The company issued 2.4 million Emerald Cards in fiscal 2014 with approximately $9.2 billion in total deposits.

CEO Perspective
“We delivered a strong year of both revenue and earnings growth and lived up to our long-standing tradition of being the world's leading tax services provider,” said Bill Cobb, H&R Block’s president and chief executive officer. “Though we anticipated an overall decline in return counts, our Tax Plus strategy is working, and we will continue to focus on enhancing the client experience and delivering best-in-class products and services to drive profitable growth. Our improving client satisfaction scores are a testament to the value we bring to our clients, positioning us well for 2015 and beyond,” added Cobb.

1     All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current fiscal year to the prior fiscal year.
2 EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-GAAP financial measure, which the company finds relevant when measuring its performance. The company also reports adjusted financial performance, which it believes is a better indication of the company's recurring operations. See “About Non-GAAP Financial Information” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).
3 All per share amounts are based on fully diluted shares.

Fiscal 2014 Results From Continuing Operations

	Actual		Adjusted *
(in millions, except EPS)	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2014	Fiscal Year 2013
Revenue	$3,024	$2,906	$3,024	$2,906
EBITDA *	$940	$874	$933	$884
Pretax Income	$767	$702	$760	$712
Net Income	$500	$465	$462	$438
Weighted-Avg. Shares - Diluted	276.0	274.4	276.0	274.4
EPS	$1.81	$1.69	$1.67	$1.59

*Adjusted amounts and EBITDA (earnings before interest, taxes, depreciation and amortization) are non-GAAP financial measures. See “About Non-GAAP Financial Information” below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

CFO Perspective
“By executing on our Tax Plus objectives, we delivered exceptional results this year, growing both our top and bottom line,” said Greg Macfarlane, H&R Block’s chief financial officer. “Our productivity initiatives enabled us to manage our costs more efficiently and drive margin expansion, while continuing to invest in our business, ultimately creating shareholder value.”

Business Segment Results and Highlights
Tax Services

▪
Revenues increased 4.2 percent to $3.0 billion, driven by improved mix and changes to the company's pricing strategy in its retail locations, digital tax software product enhancements and monetization efforts, and increased Tax Plus financial services product revenues

▪
U.S. assisted tax preparation fees and royalties increased 4.0 percent to $2.1 billion, primarily due to incremental revenue from the company’s decision to discontinue its free federal 1040EZ promotion in virtually all markets, pricing changes, and improved return mix

▪
Revenues related to Tax Plus financial services products increased 11.2 percent to $432 million, primarily due to pricing changes in the company’s refund transfer offering, higher Peace of Mind revenues, and increased usage and average deposit per card on its Emerald Prepaid Master Card

▪
International revenue decreased 6.7 percent to $232 million, driven by unfavorable exchange rates and timing differences due to a 5-day extension in the Canadian tax season this year to May 5, which is subsequent to the company's fiscal year end. Including revenues from returns prepared through May 5, international revenues increased 5.6 percent in local currency.

▪
Total expenses increased 2.9 percent to $2.1 billion, driven by increased compensation and benefits, including variable compensation resulting from higher tax preparation fees, and depreciation and amortization expenses

▪	Adjusted non-GAAP pretax income improved 6.3 percent to $874 million

Corporate

▪	Pretax loss improved by $20 million to $99 million, primarily due to a non-recurring gain from the sale of residual interests in mortgage loan securitizations

▪	Net balance of mortgage loans held for investment declined $70 million to $268 million, while provision for loan losses declined 38 percent to $8 million

▪	Effective tax rate from continuing operations increased to 34.8 percent, due to discrete tax adjustments
Discontinued Operations

▪	Reduction of net loss to $25 million compared to $31 million in the prior year

▪
Sand Canyon Corporation (SCC), a separate legal entity of H&R Block, Inc., continued to engage in settlement discussions with counterparties that represent a significant majority of previously denied and expected future representation and warranty claims. Based on these actions, SCC recorded a provision of $25 million during the fourth quarter, increasing its accrual for contingent losses related to representations and warranty claims to $184 million at April 30.

Balance Sheet

▪	As of April 30, the company had unrestricted cash of $2.2 billion and total outstanding debt of $906.5 million

▪	Shareholder equity at April 30 was $1.6 billion
Dividends
A previously announced quarterly cash dividend of 20 cents per share is payable on July 1, 2014 to shareholders of record as of June 16, 2014. The July 1 dividend payment will be H&R Block’s 207th consecutive quarterly dividend since the company went public in 1962.
Conference Call
In conjunction with the announcement of fiscal 2014 results, the company will host a conference call at 8:30 a.m. Eastern time on June 11, 2014 for analysts, institutional investors, and shareholders to discuss fiscal 2014 results, future outlook and a general business update. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (888) 895-5260 or International (443) 842-7595
Conference ID: 34435396
The call will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com.
A replay of the call will be available beginning at 11:30 a.m. Eastern time on June 11, 2014, and continuing until July 12, 2014, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 34435396. The webcast will be available for replay June 11, 2014 at http://investors.hrblock.com.

About H&R Block
H&R Block, Inc. (NYSE: HRB) is the world's largest consumer tax services provider. More than 650 million tax returns have been prepared worldwide by and through H&R Block since 1955. In fiscal 2014, H&R Block had annual revenues over $3.0 billion with 24.2 million tax returns prepared worldwide. Tax return preparation services are provided in approximately 12,000 company-owned and franchise retail tax offices worldwide by professional tax preparers, and through H&R Block Tax Software products. H&R Block Bank provides affordable banking products and services. For more information, visit the H&R Block Newsroom at http://newsroom.hrblock.com/.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information.”
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “could” or “may” or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, capital expenditures, dividends, liquidity, capital structure or other financial items, descriptions of management's plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the company's control and which are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013 in the section entitled “Risk Factors,” as well as additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Gene King, (816) 854-4672, gene.king@hrblock.com
TABLES FOLLOW

KEY OPERATING RESULTS	(unaudited, in 000s - except per share data)
	Three months ended April 30,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$2,555,733	$2,193,261	$1,492,174	$1,156,346
Corporate and Eliminations	7,257	6,951	(13,377)	(26,510)
	$2,562,990	$2,200,212	1,478,797	1,129,836
Income taxes			549,664	440,914
Net income from continuing operations			929,133	688,922
Net loss from discontinued operations			(19,135)	(24,582)
Net income			$909,998	$664,340

Basic earnings (loss) per share:
Continuing operations			$3.38	$2.53
Discontinued operations			(0.07)	(0.09)
Consolidated			$3.31	$2.44

Basic shares			274,222	272,384

Diluted earnings (loss) per share:
Continuing operations			$3.36	$2.51
Discontinued operations			(0.07)	(0.09)
Consolidated			$3.29	$2.42

Diluted shares			276,406	274,715

	Twelve months ended April 30,
	Revenues		Income (loss)
	2014	2013	2014	2013

Tax Services	$2,999,460	$2,877,967	$866,367	$821,143
Corporate and Eliminations	24,835	27,976	(99,251)	(119,132)
	$3,024,295	$2,905,943	767,116	702,011
Income taxes			267,019	236,853
Net income from continuing operations			500,097	465,158
Net loss from discontinued operations			(24,940)	(31,210)
Net income			$475,157	$433,948

Basic earnings (loss) per share:
Continuing operations			$1.82	$1.70
Discontinued operations			(0.09)	(0.11)
Consolidated			$1.73	$1.59

Basic shares			273,830	273,057

Diluted earnings (loss) per share:
Continuing operations			$1.81	$1.69
Discontinued operations			(0.09)	(0.11)
Consolidated			$1.72	$1.58

Diluted shares			276,027	274,359

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of April 30,	2014	2013

ASSETS
Cash and cash equivalents	$2,185,307	$1,747,584
Cash and cash equivalents — restricted	115,319	117,837
Receivables, net	191,618	206,835
Prepaid expenses and other current assets	198,267	390,087
Investments in available-for-sale securities	423,495	—
Total current assets	3,114,006	2,462,343
Mortgage loans held for investment, net	268,428	338,789
Investments in available-for-sale securities	4,329	486,876
Property and equipment, net	304,911	267,880
Intangible assets, net	355,622	284,439
Goodwill	436,117	434,782
Other assets	210,116	262,670
Total assets	$4,693,529	$4,537,779
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Customer banking deposits	$769,785	$936,464
Accounts payable, accrued expenses and other current liabilities	569,007	523,921
Accrued salaries, wages and payroll taxes	167,032	134,970
Accrued income taxes	406,655	416,128
Current portion of long-term debt	400,637	722
Total current liabilities	2,313,116	2,012,205
Long-term debt	505,837	905,958
Other noncurrent liabilities	318,027	356,069
Total liabilities	3,136,980	3,274,232
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	3,166	3,166
Convertible preferred stock, no par, stated value $0.01 per share	—	—
Additional paid-in capital	766,654	752,483
Accumulated other comprehensive income	5,177	10,550
Retained earnings	1,589,297	1,333,445
Less treasury shares, at cost	(807,745)	(836,097)
Total stockholders’ equity	1,556,549	1,263,547
Total liabilities and stockholders’ equity	$4,693,529	$4,537,779

CONSOLIDATED STATEMENTS OF INCOME		(unaudited, in 000s - except per share amounts)
	Three Months Ended April 30,		Twelve months ended April 30,
	2014	2013	2014	2013
REVENUES:
Service revenues	$2,211,428	$1,884,472	$2,570,273	$2,443,000
Royalty, product and other revenues	312,660	274,943	355,928	364,114
Interest income	38,902	40,797	98,094	98,829
	2,562,990	2,200,212	3,024,295	2,905,943
OPERATING EXPENSES:
Cost of revenues:
Compensation and benefits	548,955	514,731	816,623	769,161
Occupancy and equipment	113,301	107,553	362,782	354,612
Provision for bad debt and loan losses	34,247	39,287	80,007	90,685
Interest	14,185	15,062	57,388	79,957
Depreciation and amortization	27,277	20,930	93,259	75,229
Other	95,237	124,172	217,597	235,144
	833,202	821,735	1,627,656	1,604,788
Selling, general and administrative:
Marketing and advertising	140,096	152,352	238,763	270,783
Compensation and benefits	107,286	85,180	249,779	213,987
Depreciation and amortization	6,974	4,235	22,345	17,178
Other selling, general and administrative	13,835	9,900	122,541	102,521
	268,191	251,667	633,428	604,469
Total operating expenses	1,101,393	1,073,402	2,261,084	2,209,257
Operating income	1,461,597	1,126,810	763,211	696,686
Other income, net	17,200	3,026	3,905	5,325
Income from continuing operations before income taxes	1,478,797	1,129,836	767,116	702,011
Income taxes	549,664	440,914	267,019	236,853
Net income from continuing operations	929,133	688,922	500,097	465,158
Net loss from discontinued operations	(19,135)	(24,582)	(24,940)	(31,210)
NET INCOME	$909,998	$664,340	$475,157	$433,948

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$3.38	$2.53	$1.82	$1.70
Discontinued operations	(0.07)	(0.09)	(0.09)	(0.11)
Consolidated	$3.31	$2.44	$1.73	$1.59

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$3.36	$2.51	$1.81	$1.69
Discontinued operations	(0.07)	(0.09)	(0.09)	(0.11)
Consolidated	$3.29	$2.42	$1.72	$1.58

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Twelve months ended April 30,	2014	2013

NET CASH PROVIDED BY OPERATING ACTIVITIES	$809,581	$497,108

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(45,158)	(227,177)
Sales, maturities and payments received on available-for-sale securities	107,101	118,411
Principal payments on mortgage loans held for investment, net	46,664	44,031
Capital expenditures	(147,011)	(113,239)
Payments made for business acquisitions, net of cash acquired	(68,428)	(20,742)
Proceeds from sale of businesses, net	942	3,785
Proceeds from notes receivable	64,865	—
Franchise loans:
Franchise loans funded	(63,960)	(70,807)
Payments received on franchise loans	87,220	83,445
Surrender of company-owned life insurance policies	—	81,125
Other, net	28,455	(9,769)
Net cash provided by (used in) investing activities	10,690	(110,937)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of commercial paper and other short-term borrowings	(316,000)	(1,214,238)
Proceeds from issuance of commercial paper and other short-term borrowings	316,000	1,214,238
Repayments of long-term debt	—	(636,621)
Proceeds from issuance of long-term debt	—	497,185
Customer banking deposits, net	(163,952)	103,608
Dividends paid	(218,980)	(217,201)
Repurchase of common stock, including shares surrendered	(6,106)	(340,413)
Proceeds from exercise of stock options	28,246	25,139
Other, net	(4,138)	(16,238)
Net cash used in financing activities	(364,930)	(584,541)

Effects of exchange rate changes on cash	(17,618)	1,620

Net increase (decrease) in cash and cash equivalents	437,723	(196,750)
Cash and cash equivalents at beginning of the year	1,747,584	1,944,334
Cash and cash equivalents at end of the year	$2,185,307	$1,747,584

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$155,735	$155,617
Interest paid on borrowings	55,221	73,559
Interest paid on deposits	2,162	5,665
Transfers of foreclosed loans to other assets	7,644	10,357
Transfer of mortgage loans held for investment to held for sale	7,608	—
Accrued additions to property and equipment	5,257	4,261

WORLDWIDE OPERATING DATA		(unaudited, in 000s)
Twelve months ended April 30,	2014	2013	% Change
U.S. Tax Returns Prepared: (1)
H&R Block Company-Owned Operations	8,342	9,065	(8.0)%
H&R Block Franchise Operations	5,268	5,440	(3.2)%
Total H&R Block Assisted Returns	13,610	14,505	(6.2)%

H&R Block Desktop (2)	2,026	2,055	(1.4)%
H&R Block Online (2)	4,389	4,356	0.8%
Sub-Total (2)	6,415	6,411	0.1%

H&R Block Free File Alliance (2)	767	663	15.7%
Total H&R Block Tax Software (2)	7,182	7,074	1.5%
Total H&R Block U.S. Returns	20,792	21,579	(3.6)%
International Tax Returns Prepared:
Canada (3)	2,642	2,517	5.0%
Australia	746	741	0.7%
Total International Tax Returns	3,388	3,258	4.0%
Tax Returns Prepared Worldwide	24,180	24,837	(2.6)%

(1)	Prior year numbers have been reclassified between company-owned and franchise operations for offices which were refranchised or repurchased by the company during either year.

(2)	Previously reported return counts for fiscal year 2013 have been restated to primarily reflect accepted e-files. No changes were made to previously reported assisted return counts.

(3)
In fiscal year 2014, the end of the Canadian tax season was extended from April 30 to May 5, 2014. Tax returns prepared in Canada in fiscal year 2014 includes approximately 141 thousand returns in both company-owned and franchise offices which were accepted by the client after April 30. The revenues related to these returns will be recognized in fiscal year 2015.

TAX SERVICES – FINANCIAL RESULTS	(unaudited, amounts in 000s)
Twelve months ended April 30,	2014	2013
Tax preparation fees:
U.S.	$1,794,043	$1,712,319
International	200,152	220,870
	1,994,195	1,933,189
Royalties	316,153	318,386
Fees from refund anticipation checks	181,394	158,176
Fees from Emerald Card	103,730	98,896
Fees from Peace of Mind® guarantees	89,685	71,355
Interest and fee income on Emerald Advance	56,877	59,657
Other	257,426	238,308
Total revenues	2,999,460	2,877,967

Compensation and benefits:
Field wages	702,312	654,794
Other wages	169,583	150,306
Benefits and other compensation	158,203	148,492
	1,030,098	953,592
Occupancy and equipment	363,590	354,430
Marketing and advertising	237,214	270,240
Depreciation and amortization	115,488	92,004
Bad debt	71,733	77,402
Supplies	36,454	40,131
Impairment of goodwill and intangible assets	277	3,581
Other	278,239	265,444
Total expenses	2,133,093	2,056,824
Pretax income	$866,367	$821,143

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Twelve months ended April 30, 2014
	Revenues	Expenses	EBITDA	Pretax income	Net income	EPS

As reported - from continuing operations	$3,024,295	$2,261,084	$940,108	$767,116	$500,097	$1.81

Adjustments:
Loss contingencies - litigation	—	1,844	1,844	1,844	1,122	—
Impairment of goodwill and intangible assets	—	277	277	277	169	—
Severance	—	5,204	5,204	5,204	3,166	0.01
Professional fees related to HRB Bank transaction	—	2,747	2,747	2,747	1,671	0.01
Impairment of AFS securities	—	—	12,414	12,414	7,553	0.03
Gain on sale of residual interests in securitizations	—	—	(18,250)	(18,250)	(11,104)	(0.04)
Gain on sales of tax offices/businesses	—	(1,613)	(11,738)	(11,738)	(7,142)	(0.03)
Discrete tax items	—	—	—	—	(33,347)	(0.12)
	—	8,459	(7,502)	(7,502)	(37,912)	(0.14)
As adjusted - from continuing operations	$3,024,295	$2,252,625	$932,606	$759,614	$462,185	$1.67

	Twelve months ended April 30, 2013
	Revenues	Expenses	EBITDA	Pretax income	Net income	EPS

As reported - from continuing operations	$2,905,943	$2,209,257	$874,375	$702,011	$465,158	$1.69

Adjustments:
Loss contingencies - litigation	—	(4,579)	(4,579)	(4,579)	(2,817)	(0.01)
Impairment of goodwill and intangible assets	—	3,581	3,581	3,581	2,203	0.01
Severance	—	4,785	4,785	4,785	2,944	0.01
Professional fees related to HRB Bank transaction	—	1,565	1,565	1,565	963	—
Loss on extinguishment of debt	—	—	5,790	5,790	3,562	0.01
Gain on sales of tax offices/businesses	—	(1,272)	(1,272)	(1,272)	(782)	—
Discrete tax items	—	—	—	—	(33,302)	(0.12)
	—	4,080	9,870	9,870	(27,229)	(0.10)
As adjusted - from continuing operations	$2,905,943	$2,205,177	$884,245	$711,881	$437,929	$1.59

NON-GAAP FINANCIAL MEASURES	(unaudited, in 000s - except per share amounts)
	Three Months Ended April 30,		Twelve months ended April 30,
EBITDA	2014	2013	2014	2013

Net income - as reported	$909,998	$664,340	$475,157	$433,948

Add back :
Discontinued operations	19,135	24,582	24,940	31,210
Income taxes	549,664	440,914	267,019	236,853
Interest expense	14,185	15,062	57,388	79,957
Depreciation and amortization	34,251	25,165	115,604	92,407
	617,235	505,723	464,951	440,427

EBITDA from continuing operations	$1,527,233	$1,170,063	$940,108	$874,375

	Three Months Ended April 30,		Twelve months ended April 30,
Supplemental Information	2014	2013	2014	2013

Stock-based compensation expense:
Pretax	$4,581	$3,879	$20,058	$15,293
After-tax	2,794	2,407	12,204	9,408
Amortization of intangible assets:
Pretax	$9,544	$6,085	$30,895	$24,215
After-tax	5,817	3,775	18,798	14,896

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider non-GAAP financial measures to be a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business on a consistent basis across reporting periods, as it eliminates the effect of items that are not indicative of our core operating performance.
The following are descriptions of adjustments we make for our non-GAAP financial measures:

▪	We exclude losses from settlements and estimated contingent losses from litigation and favorable reserve adjustments. This does not include legal defense costs.

▪
We exclude non-cash charges to adjust the carrying values of goodwill, intangible assets, other long-lived assets and investments to their estimated fair values. We exclude severance and other restructuring charges in connection with the termination of personnel, closure of offices and related costs.

▪	We exclude the gains and losses on business dispositions, including investment banking, legal and accounting fees from both business dispositions and acquisitions.

▪	We exclude the gains and losses on extinguishment of debt.

▪	We exclude the effects of discrete income tax reserve and related adjustments recorded in a specific quarter.
We may consider whether other significant items that arise in the future should also be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA, adjusted EBITDA and adjusted pretax income of continuing operations. Adjusted EBITDA and adjusted pretax income eliminate the impact of items that we do not consider indicative of our core operating performance and, we believe, provide meaningful information to assist in understanding our financial results, analyzing trends in our underlying business, and assessing our prospects for future performance. We also use EBITDA and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.